CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos.  333-106667 and 333-95711) and in the Registration Statements on Form S-8 (Nos. 333-189612, 333-185439, 333-174673, 333-165750, 333-154748, 333-150484, 333-131494, 333-119049, 333-108175, 333-104672, 333-101479, 333-99221, 333-91764, 333-71528, 333-66074, 333-58896, 333-44264, 333-93839, 333-93719, 333-76665, 333-68703, 333-52035, 333-24831, 333-00535 , 033-59153, 033-57499, and 033-54637) of Cypress Semiconductor Corporation of our report dated February 27, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
February 27, 2014